Exhibit (16)

BRIGHTHOUSE FUNDS TRUST I

DECEMBER 1, 2021

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Brian D. McCabe, Jeremy C. Smith, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, and any Assistant Secretary and the other officers of Brighthouse Funds Trust I (the “Trust”), and each of them singly, our true and lawful attorneys and agents, with full power to them and each of them to sign, for us, and in each of our names and in the capacities indicated below, any and all registration statements on Form N-14 applicable to the Trust and any amendments or supplements thereto relating to the reorganization of PanAgora Global Diversified Risk Portfolio into AQR Global Risk Balanced Portfolio (to be renamed PanAgora Global Diversified Risk Portfolio II), each a series of the Trust, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, granting unto said attorney and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as we might or could do in person, with full power of substitution and revocation; and we do hereby ratify and confirm all that said attorneys and agents may lawfully do or cause to be done by virtue of this power of attorney.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

/s/ Stephen M. Alderman	/s/ Nancy Hawthorne
Stephen M. Alderman,	Nancy Hawthorne,
Trustee	Trustee

Date: November 19, 2021	Date: November 22, 2021

/s/ Robert J. Boulware	/s/ Barbara A. Nugent
Robert J. Boulware,	Barbara A. Nugent,
Trustee	Trustee

Date: November 22, 2021	Date: November 23, 2021

/s/ Susan C. Gause	/s/ John Rosenthal
Susan C. Gause,	John Rosenthal,
Trustee	Trustee

Date: November 22, 2021	Date: November 23, 2021

/s/ Dawn M. Vroegop
Dawn M. Vroegop,
Trustee

Date: November 22, 2021